Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-188070) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(2)Registration Statement (Form S-3 No. 333-198158) of HA Sustainable Infrastructure Capital, Inc.,
(3)Registration Statement (Form S-8 No. 333-212913) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(5)Registration Statement (Form S-8 No. 333-265595) pertaining to the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(6)Registration Statement (Form S-3ASR No. 333-269145) of HA Sustainable Infrastructure Capital, Inc.,
(7)Registration Statement (Form S-3ASR No. 333-275969) of HA Sustainable Infrastructure Capital, Inc., and
(8)Registration Statement (Form S-3ASR No. 333-285461) of HA Sustainable Infrastructure Capital, Inc.

of our reports dated February 13, 2026, with respect to the consolidated financial statements of HA Sustainable Infrastructure Capital, Inc. and the effectiveness of internal control over financial reporting of HA Sustainable Infrastructure Capital, Inc. included in this Annual Report (Form 10‑K) of HA Sustainable Infrastructure Capital, Inc. for the year ended December 31, 2025.
/s/ Ernst & Young LLP
Tysons, Virginia
February 13, 2026

Exh. 23.1-1